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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2001

THE SEIBELS BRUCE GROUP, INC.
(Exact name of registrant as specified in its charter)

South Carolina (State or other jurisdiction of incorporation)	0-8804 (Commission File Number)	57-0672136 (IRS Employer Identification No.)

1501 Lady Street (Post Office Box One), Columbia, South Carolina 29201(2)
(Address of principal executive offices)

Registrant's telephone number, including area code (803) 748-2000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

    In a press release dated August 1, 2001, The Seibels Bruce Group, Inc. (the "Company") announced that it reached a settlement with Norwest Financial Resources, Inc. ("Norwest") related to certain loans of a subsidiary of the Company which were sold to Norwest and later discovered to be incorrectly recorded as realizable assets. A copy of the Company's press release is attached to this Report on Form 8-K as Exhibit 99.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

    Exhibit 99    Press release dated August 1, 2001

SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE SEIBELS BRUCE GROUP, INC. (Registrant)
Date: August 1, 2001	By:	/s/ John E. Natili John E. Natili President and Chief Executive Officer

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  ITEM 5. OTHER EVENTS
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS